UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2005

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our October 2, 2005 Report on Form 10-Q filed on November 15, 2005.

B. Supplemental Information

On November 18, 2005, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Principal Financial Officer, Universal City Development Partners, Ltd.

Attendance

Thanks for joining us today for our third quarter earnings conference call. Coming into 2005, we knew that attendance comparisons versus 2004 would be difficult. This was driven by several items. First, 2004 was an all-time record attendance year for us. This performance benefited from several factors, including the opening of our Revenge of the Mummy attraction in May of 2004 and a full year of Shrek and Jimmy Neutron (which opened in the first half of 2003). Second, gas prices and weak consumer confidence led to soft attendance from outer-United States geographies. Third, Disney launched their 50th anniversary this summer, which was supported by aggressively priced vacation packages, increases in advertising, and new ride product offerings. Therefore, attendance this year has been a challenge. Our September year-to-date paid attendance was down 9% versus the record we set in 2004. This was largely driven by softness in both our outer-United States and Florida markets. However, our international market, which was up 4%, remained strong versus last year.

Financial Results

I am quite pleased with how well our business managed through the volume shortfall. Revenue for the nine months was relatively flat compared to prior year. Improved pricing and new upselling initiatives helped us generate an 8% increase in spending per guest. Ticket spending was up almost 9% per guest, while food and merchandise spending per guest was up mid single digits. We also showed growth in our corporate sponsorship revenue (up $2 million) and our travel company, Universal Parks & Resorts Vacations (up $4 million, or 12%).

In addition to driving growth in revenue per guest, we managed our cost structure as well. Overall, total costs and operating expenses decreased almost $7 million. This was despite absorbing normal inflation and $4.5 million in increased costs from Universal Parks & Resorts Vacations (consistent with higher volume). As well, we incurred almost $7 million in increased operating costs. This included adding attractions such as the Revenge of the Mummy (May 2004), a second Shrek theater (March 2005), and Fear Factor Live (May 2005); higher energy costs; and increasing our Mardi Gras event from 7 nights to 13 nights. The savings included $10 million in bonus accruals, $4 million in insurance, and $3 million spent in 2004 related to hurricanes. This allowed us to post almost $6 million in additional operating income, which generated a growth of 5% compared to 2004.

Non-operating expenses is comprised largely of our interest bill. At UCDP, interest decreased by more than $7 million versus 2004. This was driven primarily by lower interest rates obtained during our December 2004 refinancing and lower principal compared to 2004. At the Holding Company level, interest was up almost $19 million. This was due to the incremental interest on the Holding Company bonds.

September year-to-date, UCDP generated $126 million in operating cash flow. Cash generated at the Holding Company level was $104 million. This difference between UCDP and Holding Company relates to the incremental interest on the Holding Company bonds. These cash flows include management fee payments of $63 million ($29 million current and $34 million deferred). On a consolidated Holding Company basis, we have now paid all deferred special fees payable to NBCU. Cash used in investing activities of $22 million was primarily from capital expenditures. Much of this balance relates to the build-out of our new Fear Factor attraction; expanding the seating capacity of our Shrek attraction; and construction on our ride that will open in Islands of Adventures during 2006.

At the end of the quarter, we continued to maintain strong liquidity. At UCDP, the cash balance was almost $80 million. At the combined Holdings Company level, we had incremental cash of more than $29 million. Additional, we had $100 million in availability under our revolver.

Our business outlook will largely be driven by the health of the economy and our competitive environment. We are also working on an innovative advertising campaign for 2006. Since most our advertising cost is in the first half of the year, you can start looking for it in the first quarter of 2006.

Other

During the call, we experienced technical difficulties that prevented us from answering all the questions. Accordingly, subsequent to the call, we provided additional information. On a September year-to-date basis, the number of days admission per visitor was 1.65. In addition, as we look to the end of the year, the fourth quarter of 2004 included five extra days related to the modification of our year end, which provided 2004 additional revenue of $20 million.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: November 18, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: November 18, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer (Principal Financial Officer)